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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Sontra Medical Corporation on Form S-8 (File Nos. 333-92414 and 333-101517) of our report dated January 31, 2003 relating to the consolidated financial statements for the year ending December 31, 2002, which is part of this Form 10-KSB.




/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 31, 2003